Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Director of External Financial Reporting, (248) 204-8590
MEADOWBROOK INSURANCE GROUP, INC.
REPORTS SECOND QUARTER NET INCOME UP 15.1% TO $6.2 MILLION
• 2007 Year to Date Net Income Up 19.2%
• Earnings per diluted share of $0.20
• Earnings per diluted share, excluding amortization, of $0.22
• Reaffirms guidance with growth in net income expected to be between 25% to 28% in 2008.
SOUTHFIELD, MICHIGAN
July 30, 2007
Second Quarter Overview:
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported $6.2 million in net income, or $0.20 per diluted share, for the quarter ended June 30, 2007. This is an increase of 15.1%, from net income of $5.4 million, or $0.18 per diluted share in 2006. After tax net operating income, excluding amortization, increased 19.7% to $6.5 million, or $0.22 per diluted share, compared to $5.4 million or $0.18 per diluted share in 2006. These increases reflect improved margins on our gross commission and fee income, an increase in net investment income, and continued stable underwriting profits in a slightly more competitive insurance market.
Year-to-Date Overview:
Net income for the six months ended June 30, 2007, was $13.1 million, or $0.44 per diluted share. This is an increase of 19.2%, from net income of $11.0 million, or $0.37 per diluted share, for the comparable period in 2006. After tax net operating income, excluding amortization, increased 21.1% to $13.5 million, or $0.45 per diluted share, compared to $11.2 million, or $0.38 per diluted share in 2006.
Second Quarter highlights included:
•	Earnings per diluted share increased to $0.20, compared to $0.18 in 2006.

•	After tax net operating income, excluding amortization, increased to $0.22, from $0.18 in 2006.

•	GAAP combined ratio of 97.4% with pre-tax underwriting income of $1.8 million.

•	Pre-tax margin on gross commission and fees, excluding amortization, was 14.2%, or $3.3 million, up from 12.0% in 2006.

•	Amortization expense of $543,000 in the second quarter of 2007, up from $142,000 in 2006.

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•	Book value per share increased to $7.18; after the effect of the offering completed on July 19, 2007, the pro-forma book value per share is $7.52.

•	Acquisition of U.S. Specialty Underwriters, Inc. (“USSU”) in April 2007.

•	A.M. Best Upgrade to “A-“ (Excellent).

•	Successful completion of common stock offering in July 2007.
Year-to-Date highlights included:
•	Year-to-date earnings increased 19.2% to $13.1 million, or $0.44 per diluted share, compared to $11.0 million, or $0.37 per diluted share in 2006.

•	Year-to-date after tax net operating income, excluding amortization, increased 21.1% to $13.5 million, or $0.45 per diluted share, compared to $11.2 million, or $0.38 per diluted share in 2006.

•	Annualized return on beginning equity increased to 13.0%.

•	GAAP combined ratio of 96.8% with pre-tax underwriting income of $4.3 million.

•	Pre-tax margin on gross commission and fees, excluding amortization, was 15.3%, or $7.2 million, up from 13.1%, or $6.1 million in 2006.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: “As a result of our commitment to strong underwriting discipline, controls over price adequacy, and adherence to our corporate underwriting guidelines we continue to achieve favorable results. We will continue to seek to grow our fee-based operations and maintain underwriting profitability as we deploy the new equity we raised in July. We remain optimistic that return on equity will continue to move towards our targeted goal of 15%, or better.”
Second Quarter and Year-to-Date Results:
Revenues:
Revenues for the quarter ended June 30, 2007, increased 4.4%, to $84.2 million, compared to $80.6 million in 2006. For the first six months, revenues increased 4.3%, to $167.1 million, compared to $160.3 million in 2006.
Net earned premiums increased 4.1%, to $67.2 million for the quarter, compared to $64.5 million in 2006. Net earned premiums for the first six months increased 3.7%, to $132.4 million, compared to $127.6 million in 2006. These increases are the result of selective growth consistent with our corporate underwriting guidelines and our controls over price adequacy, partially offset by a reduction in residual market premiums that are assigned to us as a result of a decrease in the estimate of the overall size of the residual market, and mandatory rate decreases in the Nevada, Florida and Massachusetts workers’ compensation markets.
Net commissions and fees remained relatively flat at $10.7 million for the second quarter of 2007, compared to 2006. For the first six months, net commissions and fees increased slightly to $22.3 million. Overall net commissions and fees increased as a result of our acquisition of USSU, offset by a decrease in fees within a New England-based program, as well as the timing of anticipated annual profit sharing payments received in 2006 versus 2007. In addition, net commissions and fees reflect lower commissions due to rate reductions on policy renewals in our retail agency division.
Net investment income increased 15.8%, to $6.2 million for the quarter ended June 30, 2007. Year-to-date net investment income increased to $12.4 million, from $10.6 million in 2006. Average invested assets for the quarter increased $78.2 million to $547.5 million. For the first six months, average invested assets increased $69.3 million to $534.8 million. The increase in average invested assets reflects cash flows from continued favorable underwriting results and an incremental and anticipated increase in the duration of our

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reserves. The average investment yield for June 30, 2007, was 4.55%, compared to 4.58% in 2006. The current pre-tax book yield was 4.44% and the current after-tax book yield was 3.40%, compared to 3.26% for the comparable period in 2006. The duration of the investment portfolio was 4.2 years.
Expenses:
Incurred losses were $39.7 million for the quarter ended June 30, 2007, compared to $37.1 million in 2006. Year-to-date incurred losses were $76.4 million, up from $74.2 million in 2006. The loss and loss adjustment expense ratio for the quarter was 64.1%, up 1.7 percentage points, from 62.4% in 2006. For the first six months, the loss and loss adjustment expense ratio improved 0.3 percentage points to 62.7%, from 63.0% in 2006.
The loss and loss adjustment expense ratio for both the quarter and the year were impacted by prior year reinsurance premium adjustments related to an inception to date reconciliation project concluded in conjunction with the implementation of a new automated reinsurance system. For the quarter, these premium adjustments added 0.9 percentage points to the loss and loss adjustment expense ratio. In addition, a slightly more competitive insurance market resulted in a small increase in the loss and loss adjustment expense ratio both for the quarter and the year.
Overall the year-to-date improvement in the loss and loss adjustment expense ratio includes favorable development on prior accident years of $2.1 million, or 0.7% of $302.7 million of overall reserves at December 31, 2006. The improvement primarily reflects favorable claim settlements in the professional liability and workers’ compensation lines of business, offset by unfavorable development primarily within the general liability line of business. For the quarter, loss reserves for prior accident years reflected little change.
Policy acquisition and other underwriting expenses remained flat at $13.2 million for the second quarter of 2007, compared to 2006. The GAAP expense ratio for the quarter decreased 1.5 percentage points to 33.3%, from 34.8% in 2006. This quarterly decrease in the expense ratio is primarily the result of an increase in ceding commissions from new quota share program business as well as a shift in the mix of business on existing programs, slightly offset by an increase in insurance related assessments.
Year-to-date policy acquisition and other underwriting expenses increased to $26.8 million, from $24.6 million in 2006. The GAAP expense ratio for the year increased 0.4 percentage points to 34.1%, from 33.7% in 2006. The slight increase for the year in the expense ratio is primarily the result of a difference in insurance related assessments. This was partially offset by an increase in ceding commissions, also impacted by shifts in the mix of business.
Salaries and employee benefits for the quarter ended June 30, 2007 decreased to $12.9 million, from $13.8 million in 2006. Year-to-date salaries and employee benefits decreased to $26.4 million, from $27.2 million in 2006. This decrease reflects a reduction in variable compensation and health benefit costs, offset by merit increases. Our headcount remained flat. The decrease in variable compensation reflects the increase in our targeted return on equity.
Other administrative expenses increased to $7.6 million for the quarter, from $7.1 million in 2006. Year-to-date other administrative expenses remained relatively flat at $15.0 million in comparison to 2006. The quarterly increase in other administrative expense is the result of our acquisition of USSU, primarily due to the management fee associated with the acquisition. Offsetting the increases related to USSU were various decreases in other general operating expenses in comparison to 2006. For the first six months, other administrative expenses also increased as a result of the USSU acquisition and were offset by decreases in other general operating expenses and policyholder dividends.

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Amortization expense for the quarter ended June 30, 2007, increased $401,000 to $543,000, from $142,000 in 2006. Year-to-date amortization expense increased $380,000 to $687,000, from $307,000 in 2006. Amortization expense primarily relates to the customer relationships acquired with the Florida-based agency operation in 2005 and the acquisition of USSU in April 2007.
Interest expense for the quarter increased 11.2%, to $1.7 million, from $1.5 million in 2006. Year-to-date interest expense increased 9.3%, to $3.2 million, from $2.9 million in 2006. These increases primarily reflect an increase in the outstanding balance on our line of credit associated with borrowings to fund the cash portion of our acquisition of USSU. After the recent capital raising, this line of credit has been reduced to zero.
Other Matters:
Shareholders’ Equity:
Shareholders’ equity increased to $219.3 million, or $7.18 per common share, at June 30, 2007, compared to $201.7 million, or $6.93 per common share, at December 31, 2006. This per share increase in book value primarily reflects our year-to-date earnings, offset by the change in unrealized losses in our investment portfolio. The investment portfolio is invested 99.7% in investment grade fixed income securities. We continue to invest in securities with minimum credit risk.
In addition, this increase is offset by the increase in our shares outstanding as a result of the additional shares issued in conjunction with the payout of our long-term incentive plan for the 2004-2006 plan years. This award was paid in a combination of cash and stock. The expense associated with the long-term incentive plan was previously recorded in our income statement and in the diluted earnings per share.
This increase was also offset by the increase in our shares outstanding as a result of the additional shares issued in conjunction with the purchase price of the acquisition of USSU in April 2007. The calculation of book value is based upon actual shares outstanding as of the balance sheet date, as opposed to diluted weighted average shares outstanding. Accordingly, the dilution on the book value per common stock is only recognized upon the actual issuance of the shares.
At June 30, 2007, our debt-to-equity ratio was 35.5%, compared to 31.2% at December 31, 2006. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would be 10.0% at June 30, 2007, compared to 3.5% at December 31, 2006.
Statutory Surplus:
Statutory surplus increased to $174.6 million at June 30, 2007, from $165.1 million at December 31, 2006. The increase in statutory surplus was primarily due to statutory net income.
Income Taxes:
The effective federal tax rate for the six months ended June 30, 2007 was 28.3%, compared to 30.1% in 2006. This decrease is the result of a shift towards increasing investments in tax-exempt securities. Our effective tax rate differs from the 35% statutory rate, primarily due to interest income from tax-exempt securities.
A.M. Best Upgrade:
As previously announced on April 3, 2007, A.M. Best Company raised the financial strength rating of our insurance company subsidiaries to “A-” (Excellent).

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Recent Acquisition:
As previously announced on April 17, 2007, Meadowbrook, Inc., acquired the business of USSU for a purchase price of $23.0 million. USSU is a specialty program manager that produces fee based income by underwriting excess workers’ compensation coverage. USSU focuses on self-insureds within the healthcare industry and public schools. This acquisition provides future growth opportunity to fee-based operations. The growth within our fee-based operating cash flows will provide available capital to contribute to            our insurance subsidiaries for future premium growth, select acquisitions, or other capital strategies.
Equity Offering:
On July 19, 2007, we announced the successful completion of our public offering of 5,500,000 additional shares of common stock at a price of $9.65 per share. In addition, the underwriters exercised their over-allotment option of 937,500 additional shares. Total gross proceeds received in conjunction with this offering were $62.1 million. Including the underwriting discount associated with the offering and other estimated expenses, total net proceeds were approximately $58.6 million. These net proceeds will be utilized to support organic growth within our underwriting operations, fund potential select acquisitions, reduce the balance on our line of credit, and for other general corporate purposes. After consideration of the equity offering our pro forma book value per common share would be $7.52 and our pro forma debt to equity ratio would be 20.1%.
Commenting on the offering, Mr. Cubbin stated: “We are very pleased with the success of our recent stock offering. With our recent A.M. Best upgrade to “A-“ (Excellent) and other opportunities present in the market, we believed it was the appropriate time to raise and profitably deploy new capital.”
Full Year 2007 and 2008 Earnings Expectations:
As previously announced, our outlook for the full year 2007 includes growth in net income of approximately 18% to between $24.0 million and $26.0 million, or $0.73-$0.79 per share. This outlook includes the following: a gross written premium target of $370.0 million to $380.0 million, a gross commissions and fees target of $96.0 million to $98.0 million, a combined ratio between 97.0% and 98.0%, and growth in our pre-tax income before amortization from agency and managed fees of approximately 30%. In addition, our full year 2007 guidance includes amortization of intangible assets of approximately $1.9 million, or approximately $0.04 per share.
Our full year guidance for 2008 remains the same. Net income is anticipated to grow between 25% to 28%, to between $31.0 million and $33.0 million, or $0.83-$0.89 per share. Our 2008 outlook includes the following targets: gross written premium of $410.0 million to $420.0 million, gross commissions and fees of $105.0 million to $110.0 million, a combined ratio between 97.0% and 99.0%, and growth in our pre-tax income before amortization from agency and managed fees of approximately 60%. Our 2008 guidance includes amortization of intangible assets of $4.4 million, or approximately $0.08 per share, related to our recent acquisition of USSU.
About Meadowbrook Insurance Group
A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to

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the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; ability to obtain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; attainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE	PAGE 7
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	JUNE 30,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2007	2006
BALANCE SHEET DATA

ASSETS
Cash and invested assets	$542,065	$527,600
Premium & agents balances	97,192	85,578
Reinsurance recoverable	206,985	202,679
Deferred policy acquisition costs	27,670	27,902
Prepaid reinsurance premiums	15,869	20,425
Goodwill	43,497	31,502
Other assets	84,464	73,314

Total Assets	$1,017,742	$969,000

LIABILITIES
Loss and loss adjustment expense reserves	$523,258	$501,077
Unearned premium reserves	145,265	144,575
Debt	22,025	7,000
Debentures	55,930	55,930
Other liabilities	51,941	58,725

Total Liabilities	798,419	767,307

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	219,323	201,693

Total Liabilities & Stockholders’ Equity	$1,017,742	$969,000

Book value per common share	$7.18	$6.93

Book value per common share excluding unrealized loss on available for sale securities, net of deferred taxes	$7.34	$6.96

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MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE SIX MONTHS
(In Thousands, Except	ENDED JUNE 30,		ENDED JUNE 30,
Share & Per Share Data)	2007	2006	2007	2006
SUMMARY DATA
Gross written premiums	$78,000	$74,261	$167,504	$163,271
Net written premiums	65,670	59,205	137,642	128,586

REVENUES
Net earned premiums	$67,191	$64,514	$132,395	$127,638
Commissions and fees (net)	10,743	10,698	22,294	21,987
Net investment income	6,229	5,380	12,385	10,619
Net realized gains	20	25	14	18

Total Revenues	84,183	80,617	167,088	160,262

EXPENSES
Net losses & loss adjustment expenses (1)	39,707	37,146	76,353	74,189
Salaries & employee benefits	12,900	13,846	26,432	27,214
Interest expense	1,667	1,499	3,154	2,887
Policy acquisition and other underwriting expenses (1)	13,169	13,180	26,812	24,604
Amortization expense	543	142	687	307
Other administrative expenses	7,598	7,133	14,992	14,927

Total Expenses	75,584	72,946	148,430	144,128

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	8,599	7,671	18,658	16,134
Income tax expense	2,461	2,312	5,610	5,159
Equity earnings of affiliates	48	16	61	25

NET INCOME	$6,186	$5,375	$13,109	$11,000

NET OPERATING INCOME (2)	$6,173	$5,359	$13,100	$10,988

Amortization expense, net of tax	353	92	447	200

NET OPERATING INCOME, excluding amortization expense (3)	$6,526	$5,451	$13,547	$11,188

Diluted earnings per common share
Net income	$0.20	$0.18	$0.44	$0.37
Net operating income	$0.20	$0.18	$0.44	$0.37
Net operating income, excluding amortization expense	$0.22	$0.18	$0.45	$0.38
Diluted weighted average common shares outstanding	30,350,553	29,571,925	29,876,480	29,579,217

GAAP ratios:
Loss & LAE ratio	64.1%	62.4%	62.7%	63.0%

Other underwriting expense ratio	33.3%	34.8%	34.1%	33.7%

GAAP combined ratio	97.4%	97.2%	96.8%	96.7%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense, net of taxes associated with such expense.

EARNINGS RELEASE	PAGE 9
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
SUPPLEMENTAL INFORMATION

	FOR THE QUARTER		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
(In Thousands)	2007	2006	2007	2006
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$67,191	$64,514	$132,395	$127,638

Consolidated net loss and LAE (1)	$39,707	$37,146	$76,353	$74,189
Intercompany claim fees	3,353	3,115	6,648	6,273

Unconsolidated net loss and LAE	$43,060	$40,261	$83,001	$80,462

GAAP loss and LAE ratio	64.1%	62.4%	62.7%	63.0%

Consolidated policy acquisition and other underwriting expenses (1)	$13,169	$13,180	$26,812	$24,604
Intercompany administrative and other underwriting fees	9,178	9,291	18,330	18,408

Unconsolidated policy acquisition and other underwriting expenses	$22,347	$22,471	$45,142	$43,012

GAAP other underwriting expense ratio	33.3%	34.8%	34.1%	33.7%

GAAP combined ratio	97.4%	97.2%	96.8%	96.7%

	2007	2006	2007	2006
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$5,412	$5,090	$10,287	$9,621
Claims fees	2,247	2,351	4,451	4,451
Loss control fees	544	593	1,143	1,131
Reinsurance brokerage	85	143	418	561

Total managed programs	8,288	8,177	16,299	15,764
Agency commissions	2,860	2,878	6,745	7,139
Intersegment revenue	(405)	(357)	(750)	(916)

Net commissions and fees	10,743	10,698	22,294	21,987
Intercompany commissions and fees	12,531	12,406	24,978	24,681

Gross commissions and fees	$23,274	$23,104	$47,272	$46,668

Fee-for-service pre-tax income, excluding amortization	$3,309	$2,761	$7,237	$6,096

Pre-tax margin on fee-for-service income	14.2%	12.0%	15.3%	13.1%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 10
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
SUPPLEMENTAL INFORMATION

	FOR THE QUARTER		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
(In Thousands)	2007	2006	2007	2006
Net earned premiums	$67,191	$64,514	$132,395	$127,638
Less: Unconsolidated net loss and LAE	43,060	40,261	83,001	80,462
Unconsolidated policy acquisition and other underwriting expenses	22,347	22,471	45,142	43,012

Underwriting income	$1,784	$1,782	$4,252	$4,164

GAAP combined ratio as reported	97.4%	97.2%	96.8%	96.7%

Specialty risk management operations pre-tax income	$10,768	$9,334	$22,020	$18,632
Less: Underwriting income	1,784	1,782	4,252	4,164
Net investment income and capital gains	6,249	5,405	12,399	10,637

Fee-based operations pre-tax income	2,735	2,147	5,369	3,831
Agency operations pre-tax income	574	614	1,868	2,265

Total fee-for-service pre-tax income	$3,309	$2,761	$7,237	$6,096

GAAP expense ratio as reported	33.3%	34.8%	34.1%	33.7%
Adjustment to include pre-tax income from total fee-for-service income (1)	4.9%	4.3%	5.5%	4.8%

GAAP expense ratio as adjusted (2)	28.3%	30.6%	28.6%	28.9%
GAAP loss and LAE ratio as reported	64.1%	62.4%	62.7%	63.0%

GAAP combined ratio as adjusted	92.4%	93.0%	91.3%	92.0%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$2,735	$2,147	$5,369	$3,831
Underwriting income	1,784	1,782	4,252	4,164
Net investment income and capital gains	6,249	5,405	12,399	10,637

Total specialty risk management operations pre-tax income	10,768	9,334	22,020	18,632

Agency operations pre-tax income	574	614	1,868	2,265
Less: Holding company expenses	533	636	1,389	1,569
Interest expense	1,667	1,499	3,154	2,887
Amortization expense	543	142	687	307

Consolidated pre-tax income	$8,599	$7,671	$18,658	$16,134

(1)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

(2)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 11
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
(In Thousands)	2007	2006	2007	2006
SUMMARY DATA
Net Income	$6,186	$5,375	$13,109	$11,000

Insurance Company Subsidiaries
Net Income	$5,455	$4,952	$11,071	$9,535

Adjustments to reconcile net income to net cash provided by operating activities	(283)	723	158	1,057
Changes in operating assets and liabilities	(1,551)	740	9,732	8,696

Total adjustments	(1,834)	1,463	9,890	9,753

Net cash provided by operating activities	$3,621	$6,415	$20,961	$19,288

Fee-based Subsidiaries
Net income	$731	$423	$2,038	$1,465
Depreciation	788	578	1,525	1,121
Amortization	543	142	687	307
Interest	1,667	1,499	3,154	2,887

Net income, excluding interest, depreciation, and amortization (1)	$3,729	$2,642	$7,404	$5,780

Adjustments to reconcile net income to net cash provided by (used in ) operating activities	879	1,052	2,452	1,629
Changes in operating assets and liabilities	(146)	(3,913)	(3,214)	(5,333)

Total adjustments	733	(2,861)	(762)	(3,704)
Depreciation	(788)	(578)	(1,525)	(1,121)
Amortization	(543)	(142)	(687)	(307)
Interest	(1,667)	(1,499)	(3,154)	(2,887)

Net cash provided by (used in) operating activities	$1,464	$(2,438)	$1,276	$(2,239)

Consolidated total adjustments	(1,101)	(1,398)	9,128	6,049

Consolidated net cash provided by operating activities	$5,085	$3,977	$22,237	$17,049

(1)	While net income, excluding interest, depreciation, and amortization, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements.

EARNINGS RELEASE	Page 12

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands, Except
Share & Per Share Data)	2004A	2005A	Q106A	Q206A	Q306A	Q406A	2006A	Q107A	Q207A

SUMMARY DATA
Gross written premiums	$313,493	$332,209	$89,010	$74,261	$85,827	$81,774	$330,872	$89,504	$78,000
Net written premiums	233,961	258,134	69,381	59,205	68,905	65,177	262,668	71,972	65,670

INCOME STATEMENT

REVENUES
Net earned premiums	$214,493	$249,959	$63,124	$64,514	$63,688	$63,594	$254,920	$65,204	$67,191
Commissions and fees (net)	40,535	35,916	11,289	10,698	9,612	9,573	41,172	11,551	10,743
Net investment income	14,911	17,975	5,239	5,380	5,584	5,872	22,075	6,156	6,229
Net realized gains (losses)	339	167	(7)	25	28	23	69	(6)	20

Total Revenues	270,278	304,017	79,645	80,617	78,912	79,062	318,236	82,905	84,183

EXPENSES
Net losses & loss adjustment expenses	135,938	151,542	37,043	37,146	36,129	35,975	146,293	36,646	39,707
Policy acquisition and other underwriting expenses	33,424	44,439	11,424	13,180	13,059	12,816	50,479	13,643	13,169
Other administrative expenses	25,588	26,810	7,794	7,133	6,766	7,130	28,823	7,393	7,598
Salaries & employee benefits	52,297	51,331	13,368	13,846	14,183	13,172	54,569	13,532	12,900
Amortization expense	376	373	165	142	142	142	591	144	543
Interest expense	2,281	3,856	1,388	1,499	1,558	1,531	5,976	1,488	1,667

Total Expenses	249,904	278,351	71,182	72,946	71,837	70,766	286,731	72,846	75,584

INCOME BEFORE TAXES AND EQUITY EARNINGS	20,374	25,666	8,463	7,671	7,075	8,296	31,505	10,059	8,599
Income tax expense	6,352	7,757	2,847	2,312	2,056	2,384	9,599	3,149	2,461
Equity earnings of affiliates	39	1	9	16	74	29	128	13	48

NET INCOME	$14,061	$17,910	$5,625	$5,375	$5,093	$5,941	$22,034	$6,923	$6,186

Net realized capital gain (loss), net of tax	224	109	(4)	16	18	15	45	(4)	13

OPERATING INCOME	$13,837	$17,801	$5,629	$5,359	$5,075	$5,926	$21,989	$6,927	$6,173

Amortization expense, net of tax	244	242	107	92	92	92	384	94	353

OPERATING INCOME, excluding amortization expense	$14,081	$18,043	$5,736	$5,451	$5,167	$6,018	$22,373	$7,021	$6,526

Weighted average common shares outstanding	29,420,508	29,653,067	29,452,693	29,571,925	29,498,596	29,656,475	29,566,141	29,465,807	30,350,553
Shares O/S at end of the period	29,074,832	28,672,009	28,814,544	28,833,616	29,048,146	29,107,818	29,107,818	29,539,236	30,529,260

PER SHARE DATA (Diluted)
Net income	$0.48	$0.60	$0.19	$0.18	$0.17	$0.20	$0.75	$0.23	$0.20
Net realized gain (loss), net of tax	$0.01	$—	$—	$—	$—	$—	$0.01	$—	$—
Operating income	$0.47	$0.60	$0.19	$0.18	$0.17	$0.20	$0.74	$0.23	$0.20
Operating income, excluding amortization expense	$0.48	$0.61	$0.19	$0.18	$0.18	$0.20	$0.76	$0.24	$0.22

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	67.9%	65.2%	63.7%	62.4%	61.7%	61.5%	62.3%	61.3%	64.1%
GAAP Expense ratio	33.5%	33.5%	32.5%	34.8%	35.5%	35.1%	34.5%	35.0%	33.3%

GAAP Combined ratio	101.4%	98.7%	96.2%	97.2%	97.2%	96.6%	96.8%	96.3%	97.4%

Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$214,493	$249,959	$63,124	$64,514	$63,688	$63,594	$254,920	$65,204	$67,191

Consolidated net loss and LAE	$135,938	$151,542	$37,043	$37,146	$36,129	$35,975	$146,293	$36,646	$39,707
Intercompany claim fees	9,691	11,523	3,158	3,115	3,145	3,135	12,553	3,295	3,353

Unconsolidated net loss and LAE	$145,629	$163,065	$40,201	$40,261	$39,274	$39,110	$158,846	$39,941	$43,060

GAAP Net loss and LAE ratio	67.9%	65.2%	63.7%	62.4%	61.7%	61.5%	62.3%	61.3%	64.1%

Consolidated Policy acquisition and other underwriting expenses	$33,424	$44,439	$11,424	$13,180	$13,059	$12,816	$50,479	$13,643	$13,169
Intercompany administrative and other underwriting fees	38,359	39,231	9,117	9,291	9,522	9,512	37,442	9,152	9,178

Unconsolidated policy acquisition and other underwriting expenses	$71,783	$83,670	$20,541	$22,471	$22,581	$22,328	$87,921	$22,795	$22,347

GAAP Expense ratio	33.5%	33.5%	32.5%	34.8%	35.5%	35.1%	34.5%	35.0%	33.3%

GAAP Combined Ratio	101.4%	98.7%	96.2%	97.2%	97.2%	96.6%	96.8%	96.3%	97.4%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$16,253	$16,741	$4,531	$5,090	4,699	4,394	$18,714	$4,875	$5,412
Claims fees	13,207	7,113	2,100	2,351	2,295	2,030	8,776	2,204	2,247
Loss control fees	2,174	2,260	538	593	552	533	2,216	599	544
Reinsurance brokerage	420	660	418	143	79	95	735	333	85

Total managed programs	32,054	26,774	7,587	8,177	7,625	7,052	30,441	8,011	8,288
Agency commissions	9,805	11,304	4,261	2,878	2,401	2,745	12,285	3,885	2,860
Intersegment commissions and fees	(1,324)	(2,162)	(559)	(357)	(414)	(224)	(1,554)	(345)	(405)

Net Commissions and fees	40,535	35,916	11,289	10,698	9,612	9,573	41,172	11,551	10,743
Intercompany commissions and fees	48,050	50,754	12,275	12,406	12,667	12,647	49,995	12,447	12,531

Gross commissions and fees	$88,585	$86,670	$23,564	$23,104	$22,279	$22,220	$91,167	$23,998	$23,274

EARNINGS RELEASE	Page 13

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands)	2004A	2005A	Q106A	Q206A	Q306A	Q406A	2006A	Q107A	Q207A

SUMMARY DATA
Net Income	$14,061	$17,910	$5,625	$5,375	$5,093	$5,941	$22,034	$6,923	$6,186

Insurance Company Subsidiaries
Net Income	$6,973	$13,508	$4,583	$4,952	$4,966	$5,211	$19,712	$5,616	$5,455

Adjustments to reconcile net income to net cash provided by operating activities	6,866	3,003	334	723	1,383	593	3,033	441	(283)
Changes in operating assets and liabilities	48,270	59,784	7,956	740	17,596	20,623	46,915	11,283	(1,551)

Total adjustments	55,136	62,787	8,290	1,463	18,979	21,216	49,948	11,724	(1,834)

Net cash provided by operating activities	$62,109	$76,295	$12,873	$6,415	$23,945	$26,427	$69,660	$17,340	$3,621

Fee-based Subsidiaries
Net income	$7,088	$4,402	$1,042	$423	$127	$730	$2,322	$1,307	$731
Depreciation	1,591	2,277	543	578	640	792	2,553	737	788
Amortization	376	373	165	142	141	142	590	144	543
Interest	2,535	3,856	1,388	1,499	1,558	1,531	5,976	1,488	1,667

Net income, excluding interest, depreciation, and amortization	$11,590	$10,908	$3,138	$2,642	$2,466	$3,195	$11,441	$3,676	$3,729

Adjustments to reconcile net income to net cash provided by operating activities	(1,063)	4,444	577	1,052	203	1,329	3,161	1,573	879
Changes in operating assets and liabilities	2,540	(3,194)	(1,420)	(3,913)	1,652	2,829	(852)	(3,068)	(146)

Total adjustments	1,477	1,250	(843)	(2,861)	1,855	4,158	2,309	(1,495)	733
Depreciation	(1,591)	(2,277)	(543)	(578)	(640)	(792)	(2,553)	(737)	(788)
Amortization	(376)	(373)	(165)	(142)	(141)	(142)	(590)	(144)	(543)
Interest	(2,535)	(3,856)	(1,388)	(1,499)	(1,558)	(1,531)	(5,976)	(1,488)	(1,667)

Net cash provided by (used in )operating activities	$8,565	$5,652	$199	$(2,438)	$1,982	$4,888	$4,631	$(188)	$1,464

Consolidated total adjustments	56,613	64,037	7,447	(1,398)	20,834	25,374	52,257	10,229	(1,101)

Consolidated net cash provided by operating activities	$70,674	$81,947	$13,072	$3,977	$25,927	$31,315	$74,291	$17,152	$5,085